                                                                     EXHIBIT 1.1

                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                             Dated: December 4, 2002

To:      Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended,  dated as of October 1, 1993.

Re:      Underwriting Agreement dated January 15, 2002

Title:   Discover Card Master Trust I, Series 2002-5, Credit Card Pass-Through
Certificates, Class A and Class B.


Initial Principal Amount of Certificates:  $1,263,158,000

Series and Class Designation Schedule:      Discover Card Master Trust I, Series
2002-5  $1,200,000,000  Floating Rate Class A Credit Card Pass-Through
Certificates.

Discover Card Master Trust I, Series 2002-5 $63,158,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date:  December 1, 2002

Certificate Rating:  Moody's Investors     Standard & Poor's
                       Service, Inc.        Ratings Services     Fitch Ratings
                     -----------------     -----------------     -------------
Class A                     Aaa                   AAA                AAA
Class B                      A2                    A                 A+

Aggregate outstanding balance of Receivables as of December 1, 2002:
$34,581,816,801.25

Date of Series Supplement:  December 11, 2002

Certificate Rate: Class A: One-month LIBOR plus 0.05% per annum; and Class B:
One-month LIBOR plus 0.35% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.90% of the aggregate principal amount of the Class A Certificates and 99.85% of the aggregate principal amount of the Class B Certificates as of December 11, 2002. The Underwriters will offer the Certificates to the public at a price equal to 100% of the aggregate principal amount of the Class A Certificates and 100% of the aggregate principal amount of the Class B Certificates.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on December 11, 2002, or at such other time as may be agreed upon in writing.


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                  Notwithstanding anything in the Agreement or in this Terms
Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2002-5 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED
                                          As Representative of the
                                          Underwriters named in
                                          Schedule I hereto


                                          By: /s/ SANJEEV KHANNA
                                             -------------------------------
Accepted:

DISCOVER BANK


By: /s/ MICHAEL F. RICKERT
   --------------------------------

                                   SCHEDULE I

                                  UNDERWRITERS

$1,200,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2002-5

                                                    Principal Amount
                                                    ----------------
Morgan Stanley & Co. Incorporated                      $960,000,000
Deutsche Bank Securities Inc.                          $108,000,000
Banc of America Securities LLC                          $60,000,000
Barclays Capital Inc.                                   $24,000,000
Commerzbank Capital Markets Corp.                       $24,000,000
RBC Dominion Securities Corporation                     $24,000,000
Total                                                $1,200,000,000
=====                                                ==============


$63,158,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2002-5

                                                     Principal Amount
                                                     ----------------
Morgan Stanley & Co. Incorporated                      $50,526,400
Deutsche Bank Securities Inc.                           $5,684,220
Banc of America Securities LLC                          $3,157,900
Barclays Capital Inc.                                   $1,263,160
Commerzbank Capital Markets Corp.                       $1,263,160
RBC Dominion Securities Corporation                     $1,263,160
Total                                                  $63,158,000
=====                                                  ===========